EXHIBIT 99.1

Fortune Brands Innovations Announces First Quarter Results;

Focused on Driving Improved Execution and Offsetting Inflationary Headwinds

Highlights:

•
Q1 2026 sales were $1.0 billion, a decrease of 2 percent versus Q1 2025; sales excluding the impact of China decreased 1 percent
•
Q1 2026 earnings per share (EPS) were $0.20, a decrease of 52 percent versus Q1 2025; EPS before charges / gains were $0.53, a decrease of 20 percent versus Q1 2025
•
Current leadership team is fully empowered to execute strategic priorities and drive performance improvement measures
•
Updating full-year 2026 guidance to reflect sales in line with the market

DEERFIELD, Ill.--(BUSINESS WIRE)--May 7, 2026--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading home, security and digital products company whose purpose is to elevate every life by transforming spaces into havens, today announced first quarter 2026 results.

“Our first quarter results reflect inconsistent execution and a dynamic external environment. While we are encouraged by our ability to grow sales in our Moen, House of Rohl, and Therma-Tru businesses, we recognize there is more work to do to improve our execution, optimize our structure to drive efficiencies and re-deploy capital towards our highest value creating opportunities. With a strong foundation in place and a focused set of priorities, we are confident in our ability to navigate the current environment and take the necessary actions to position the business for profitable growth over time,” said Fortune Brands Interim Chief Executive Officer David Barry.

First Quarter 2026 Results

($ in millions, except per share amounts)

Unaudited

Q1 2026 Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
Q1 2026 GAAP	$1,011.3	$60.2	6.0%	$0.20
Change	(2.1%)	(37.9%)	(340) bps	(51.8%)
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q1 2026 Non-GAAP	$1,011.3	$112.1	11.1%	$0.53
Change	(2.1%)	(17.5%)	(200) bps	(19.7%)

Q1 2026 Segment Results

	Net Sales	Change	Operating Margin	Change	Operating Margin Before Charges/Gains	Change
Water Innovations	$563.7	(0.3%)	18.4%	10 bps	18.8%	(120) bps
Outdoors	$294.4	(3.4%)	5.9%	(150) bps	7.4%	(300) bps
Security	$153.2	(6.0%)	14.2%	440 bps	14.2%	0 bps

Balance Sheet and Cash Flow

The Company exited the quarter with a strong balance sheet. Cash flow reflected typical seasonality; the Company closed the quarter with $(119.2) million in operating cash flow and $(139.5) million in free cash flow. In accordance with its opportunistic, returns-based share repurchase program, the Company repurchased $43.5 million of its shares in the quarter. The Company ended the quarter with more than $900 million of liquidity and net debt to EBITDA before charges and gains of 2.9x.

As of the end of the first quarter 2026:

Net debt	$2.5 billion
Net debt to EBITDA before charges / gains	2.9x
Cash	$223 million
Amount available under revolving credit facility	$695 million

2026 Full-Year Guidance

“We have updated our full-year 2026 guidance and financial assumptions to reflect sales in line with the market. Our update also reflects a more uncertain external environment due to increased commodity inflation and more cautious consumer sentiment. While near-term conditions have become more challenging, our teams are responding by taking action across the entire P&L to offset headwinds and enhance profitability. Once conditions stabilize, we believe we are well positioned to deliver improved performance and create long-term value,” said Fortune Brands Interim Chief Financial Officer Ashley George.

2026 Financial Guidance

	Prior 2026 Full-Year Guidance	Updated 2026 Full-Year Guidance
TOTAL COMPANY FINANCIAL METRICS
Net sales	Flat to 2.0%	Down low single digits
EPS before charges / gains	$3.35 to $3.65	$3.00 to $3.30

2026 Market and Financial Assumptions

	Prior 2026 Full-Year Assumptions	Updated 2026 Full-Year Assumptions
MARKET ASSUMPTIONS
Global market	Down low single digits	Down low single digits
U.S. R&R	Down low single digits	Down low single digits
U.S. SFNC	Down mid single digits	Down mid single digits
TOTAL COMPANY FINANCIAL ASSUMPTIONS
Operating margin before charges / gains	14.5% to 15.5%	13.5% to 14.5%
Cash flow from operations	$540 million to $560 million	$475 million to $510 million
Free cash flow	$400 million to $450 million	$350 million to $400 million
OTHER ASSUMPTIONS
Interest Expense	$110 million to $115 million	$110 million to $115 million
Capex	$110 million to $140 million	$110 million to $125 million
Tax Rate	24.0% to 24.5%	24.0% to 24.5%
Share Count	120 million to 120.5 million	120 million to 120.5 million

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges / gains and EPS before charges / gains), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from EPS before charges / gains and restructuring and other charges, which are excluded from operating margin before charges / gains and EPS before charges / gains. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call and earnings presentation will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN) is an industry-leading home, security and digital products company whose purpose is to elevate every life by transforming spaces into havens. The Company makes innovative products for residential and commercial environments, with a growing focus on digital solutions and products that add luxury, contribute to safety and enhance sustainability. The Company’s trusted brands include Moen, House of Rohl, Aqualisa, SpringWell, Therma-Tru, Larson, Fiberon, Master Lock, Sentry Safe and Yale residential. Learn more at www.fbin.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our expectations for the markets in which we operate, general business strategies, expected impacts from recently-announced organizational and leadership changes, ongoing succession planning, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the other potential impacts of inflation, including consumer spending, expected capital spending, expected pension contributions or de-risking initiatives, the expected impact of acquisitions, dispositions and other strategic transactions, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned,” “confident,” “opportunity,” “focus,” "on track" and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks associated with our recent leadership changes and our search process to identify our next CEO and CFO, (vii) risks relating to rapidly evolving technological change, (viii) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (ix) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (x) delays or outages in our information technology systems or computer networks or breaches of our information technology systems or other cybersecurity incidents, (xi) risks associated with doing business globally, including changes in trade-related tariffs (including recent U.S. tariffs announced or imposed on China, Canada, Mexico and other countries and any reciprocal actions taken by such countries) and risks with uncertain trade environments, (xii) risks associated with the disruption of operations, including as a result of severe weather events, (xiii) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xiv) risks associated with strategic acquisitions, divestitures and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xv) impairments in the carrying value of goodwill or other acquired intangible assets, (xvi) risks of increases in our defined benefit-related costs and funding requirements, (xvii) our ability to attract and retain qualified personnel and other labor constraints, (xviii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xix) risks associated with environmental, social and governance matters, (xx) potential liabilities and costs from claims and litigation, (xxi) changes in government and industry regulatory standards, (xxii) future tax law changes or the interpretation of existing tax laws, and (xxiii) our ability to secure and protect our intellectual property rights. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 27, 2025. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains, sales excluding the impact of China and free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Innovations, Inc.

INVESTOR CONTACT:

Curt Worthington

Investor.Questions@fbin.com

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

	Thirteen Weeks Period
Net sales (GAAP)	March 28, 2026	March 29, 2025	$ Change	% Change
Water	$563.7	$565.4	$(1.7)	(0.3)
Outdoors	294.4	304.7	(10.3)	(3.4)
Security	153.2	163.0	(9.8)	(6.0)
Total net sales	$1,011.3	$1,033.1	$(21.8)	(2.1)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS

(In millions)

(Unaudited)

	Thirteen Weeks Period
	March 28, 2026	March 29, 2025	$ Change	% Change
WATER
Operating income (GAAP)	$103.7	$103.2	$0.5	0.5
Restructuring charges	2.3	9.6	(7.3)	(76.0)
Other charges/(gains)
Cost of products sold	-	0.4	(0.4)	(100.0)
Selling, general and administrative expenses	0.1	-	0.1	100.0
Operating income before charges/(gains) (a)	$106.1	$113.2	$(7.1)	(6.3)

OUTDOORS
Operating (loss) income (GAAP)	$17.4	$22.6	$(5.2)	(23.0)
Restructuring charges	0.1	2.5	(2.4)	(96.0)
Other charges/(gains)
Cost of products sold	0.8	5.6	(4.8)	(85.7)
Selling, general and administrative expenses	-	1.0	(1.0)	(100.0)
Manufacturing facility fire (g)	3.5	-	3.5	100.0
Operating income before charges/(gains) (a)	$21.8	$31.7	$(9.9)	(31.2)

SECURITY
Operating income (GAAP)	$21.7	$16.0	$5.7	35.6
Restructuring charges	0.1	3.9	(3.8)	(97.4)
Other charges/(gains)
Cost of products sold	0.1	3.3	(3.2)	(97.0)
Selling, general and administrative expenses	(0.2)	-	(0.2)	(100.0)
Operating income before charges/(gains) (a)	$21.7	$23.2	$(1.5)	(6.5)

TOTAL COMPANY
Operating income (GAAP)	$60.2	$97.0	$(36.8)	(37.9)
Restructuring charges	4.3	24.8	(20.5)	(82.7)
Other charges/(gains)
Cost of products sold	0.9	9.3	(8.4)	(90.3)
Selling, general and administrative expenses	0.8	4.7	(3.9)	(82.2)
Manufacturing facility fire (g)	3.5	-	3.5	100.0
Governance advisory services and leadership transitions (i)	42.4	-	42.4	100.0
Operating income before charges/(gains) (a)	$112.1	$135.8	$(23.7)	(17.5)

(a) (g) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(In millions)

(Unaudited)

	March 28, 2026	December 27, 2025

Assets
Current assets
Cash and cash equivalents	$223.1	$264.0
Accounts receivable, net	584.7	513.1
Inventories	1,038.1	1,024.9
Other current assets	177.8	172.2
Total current assets	2,023.7	1,974.2

Property, plant and equipment, net	804.8	805.9
Goodwill	2,002.7	2,006.4
Other intangible assets, net of accumulated amortization	1,211.4	1,231.7
Assets held for sale	104.0	113.8
Other assets	399.2	388.6
Total assets	$6,545.8	$6,520.6

Liabilities and equity
Current liabilities
Accounts payable	507.3	524.6
Other current liabilities	441.7	547.0
Total current liabilities	949.0	1,071.6

Long-term debt	2,713.7	2,544.9
Deferred income taxes	159.2	146.9
Other non-current liabilities	367.0	368.6
Total liabilities	4,188.9	4,132.0

Stockholders' equity	2,356.9	2,388.6
Total equity	2,356.9	2,388.6
Total liabilities and equity	$6,545.8	$6,520.6

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Thirteen Weeks Period
	March 28, 2026	March 29, 2025
Operating activities
Net income	$24.2	$51.4
Depreciation and amortization	42.1	51.3
Non-cash lease expense	9.9	9.4
Deferred taxes	11.9	1.7
Other non-cash items	0.2	8.3
Changes in assets and liabilities, net	(207.5)	(205.5)
Net cash used in operating activities	$(119.2)	$(83.4)

Investing activities
Capital expenditures	$(20.3)	$(29.2)
Proceeds from the disposition of assets	9.8	-
Net cash used in investing activities	$(10.5)	$(29.2)

Financing activities
Increase in debt, net	$168.3	$280.0
Proceeds from the exercise of stock options	4.5	0.6
Treasury stock purchases	(43.5)	(175.0)
Dividends to stockholders	(31.2)	(30.5)
Other items, net	(7.7)	(7.1)
Net cash provided by financing activities	$90.4	$68.0

Effect of foreign exchange rate changes on cash	$(1.7)	$3.0

Net decrease in cash and cash equivalents	$(41.0)	$(41.6)
Cash, cash equivalents and restricted cash* at beginning of period	267.5	385.5
Cash, cash equivalents and restricted cash* at end of period	$226.5	$343.9

FREE CASH FLOW	Thirteen Weeks Period		2026 Full Year
	March 28, 2026	March 29, 2025	Estimate

Cash flow from operations (GAAP)	$(119.2)	$(83.4)	$500 to $535
Less:
Capital expenditures	$20.3	$29.2	$110 to $125
Free cash flow (b)	$(139.5)	$(112.6)	$375 to $425

* Restricted cash of $1.4 million and $2.0 million is included in Other current assets and Other assets, respectively, as of March 28, 2026, and $1.3 million and $2.6 million is included in Other current assets and Other assets, respectively, as of March 29, 2025.

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Period
	March 28, 2026	March 29, 2025	% Change

Net sales	$1,011.3	$1,033.1	(2.1)

Cost of products sold	575.6	578.4	(0.5)

Selling, general and administrative expenses	352.7	314.9	12.0

Amortization of intangible assets	18.5	18.0	2.8

Restructuring charges	4.3	24.8	(82.7)

Operating income	60.2	97.0	(37.9)

Interest expense	26.5	28.6	(7.3)

Other (income)/expense, net	(0.1)	(1.0)	(90.0)
Income before taxes	33.8	69.4	(51.3)

Income tax	9.6	18.0	(46.7)

Net income	$24.2	$51.4	(52.9)

Diluted earnings per common share	$0.20	$0.42	(51.8)

Diluted average number of shares outstanding	120.2	123.0	(2.3)

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/GAINS

	Thirteen Weeks Period
	March 28, 2026	March 29, 2025	% Change

Net income	$24.2	$51.4	(52.9)

Depreciation *	$23.7	$24.8	(4.4)
Amortization of intangible assets	18.5	18.0	2.8
Restructuring charges	4.3	24.8	(82.7)
Other charges/(gains)	1.7	14.0	(87.6)
Interest expense	26.5	28.6	(7.3)
Manufacturing facility fire (g)	3.5	-	NM
Governance advisory services and leadership transitions (i)	42.4	-	NM
Income taxes	9.6	18.0	(46.7)

EBITDA before charges/(gains) (c)	154.4	179.6	(14.0)

* Depreciation excludes accelerated depreciation expense of $(0.2) million for the thirteen weeks ended March 28, 2026, and $8.5 million for the thirteen weeks ended March 29, 2025. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 28, 2026
Long-term debt **	$2,713.7
Total debt	2,713.7
Less:
Cash and cash equivalents **	223.1
Net debt (1)	$2,490.6
For the fifty-two weeks ended March 28, 2026
EBITDA before charges/(gains) (2) (c)	$853.2

Net debt-to-EBITDA before charges/(gains) ratio (1/2)	2.9

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of March 28, 2026.

	Thirty-Nine Weeks Ended	Thirteen Weeks Period	Fifty-Two Weeks Ended
	December 27, 2025	March 28, 2026	March 28, 2026

Net income	$247.5	$24.2	$271.7

Depreciation***	$74.9	$23.7	$98.6
Amortization of intangible assets	57.3	18.5	75.8
Restructuring charges	27.6	4.3	31.9
Other charges/(gains)	39.1	1.7	40.8
Interest expense	86.6	26.5	113.1
Asset impairment charge (f)	53.6	-	53.6
Manufacturing facility fire (g)	21.1	3.5	24.6
Transformation costs (h)	3.0	-	3.0
Governance advisory services and leadership transitions (i)	-	42.4	42.4
Income taxes	88.1	9.6	97.7
EBITDA before charges/(gains) (c)	$698.8	$154.4	$853.2

*** Depreciation excludes accelerated depreciation expense of $10.7 million for the thirty-nine weeks ended December 27, 2025, and $(0.2) million for the thirteen weeks ended March 27, 2026. Accelerated depreciation is included in restructuring and other charges/gains.

(c) (f) (g) (h) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not meaningful

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the thirteen weeks ended March 28, 2026, diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $4.3 million ($3.3 million after tax or $0.03 per diluted share) of restructuring charges, $1.7 million ($1.3 million after tax or $0.01 per diluted share) of other charges/gains, $3.5 million ($2.6 million after tax or $0.02 per diluted share) of net costs relating to a manufacturing facility fire and $42.4 million ($32.4 million after tax or $0.27 per diluted share) of costs associated with governance advisory services and leadership changes.

For the thirteen weeks ended March 29, 2025, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $24.8 million ($17.0 million after tax or $0.14 per diluted share) of restructuring charges and $14.0 million ($12.7 million after tax or $0.10 per diluted share) of other charges/gains.

	Thirteen Weeks Period
	March 28, 2026	March 29, 2025	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$0.20	$0.42	(51.8)

Restructuring charges	0.03	0.14	(78.6)
Other charges/(gains)	0.01	0.10	(90.0)
Manufacturing facility fire (g)	0.02	-	NM
Governance advisory services and leadership transitions (i)	0.27	-	NM
Diluted EPS from continuing operations before charges/(gains) (d)	$0.53	$0.66	(19.7)

(d) (g) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not meaningful

FORTUNE BRANDS INNOVATIONS, INC.

OPERATING MARGIN TO OPERATING MARGIN BEFORE CHARGES/GAINS

(Unaudited)

	Thirteen Weeks Period
	March 28, 2026	March 29, 2025	Change
WATER
Operating margin (e)	18.4%	18.3%	10 bps
Restructuring charges	0.4%	1.7%
Before charges/(gains) operating margin (e)	18.8%	20.0%	(120) bps

OUTDOORS
Operating margin (e)	5.9%	7.4%	(150) bps
Restructuring charges	-	0.8%
Other charges/(gains)
Cost of products sold	0.4%	1.9%
Selling, general and administrative expenses	-	0.3%
Manufacturing facility fire (g)	1.2%	-
Before charges/(gains) operating margin (e)	7.4%	10.4%	(300) bps

SECURITY
Operating margin (e)	14.2%	9.8%	440 bps
Restructuring charges	0.1%	2.4%
Other charges/(gains)
Cost of products sold	-	2.0%
Selling, general and administrative expenses	(0.1%)	-
Before charges/(gains) operating margin (e)	14.2%	14.2%	0 bps

TOTAL COMPANY
Operating margin (e)	6.0%	9.4%	(340) bps
Restructuring charges	0.4%	2.3%
Other charges/(gains)
Cost of products sold	0.1%	0.9%
Selling, general and administrative expenses	0.1%	0.5%
Manufacturing facility fire (g)	0.4%	-
Governance advisory services and leadership transitions (i)	4.2%	-
Before charges/(gains) operating margin (e)	11.1%	13.1%	(200) bps

(e) (g) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF GAAP NET SALES TO NET SALES EXCLUDING THE IMPACT OF CHINA SALES

(Unaudited)

Thirteen Weeks Ended March 28, 2026 vs Thirteen Weeks Ended March 29, 2025
% Change
Water
Percentage change in net sales (GAAP)	(0.3%)
Excluding China sales	1.8%
Net sales excluding impact of China (j)	1.5%

Thirteen Weeks Ended March 28, 2026 vs Thirteen Weeks Ended March 29, 2025
% Change
Total Company
Percentage change in net sales (GAAP)	(2.1%)
Excluding China sales	0.9%
Net sales excluding impact of China (j)	(1.2%)

(j) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as income from continuing operations, net of tax in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(e) Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The operating margin before charges/gains is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. The operating margin before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(f) For the thirty-nine weeks ended December 27, 2025, impairment charges of $53.6 million were recorded related to the classification of certain assets to equal their fair value, less estimated costs to sell.

(g) We recognized $3.5 million and $21.1 million of losses, net of probable insurance recoveries, related to a fire at one of our manufacturing facilities within the Outdoors segment for the thirteen weeks ended March 28, 2026 and thirty-nine weeks ended December 27, 2025.

(h) For the thirty-nine weeks ended December 27, 2025, professional fees incurred related to ongoing transformation initiatives was $3.0 million at Corporate.

(i) For the thirteen weeks ended March 28, 2026, the Company incurred charges of $42.4 million associated with governance advisory services and leadership transitions.

(j) Net sales excluding the impact of China sales is net sales derived in accordance with GAAP excluding the impact of China sales. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the

Company and its reportable segments from period to period. This measure may be inconsistent with similar measures presented by other companies.

Additional Information:

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges / gains and EPS before charges / gains), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from EPS before charges / gains and restructuring and other charges, which are excluded from operating margin before charges / gains and EPS before charges / gains. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.